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                                                                       EXHIBIT 1

                                  SCHEDULE 13D
                             JOINT FILING AGREEMENT

         This Agreement is dated as of October 23, 2002, by and between Thurston Group, Inc., a Delaware corporation ("Thurston Group"), Waveland, L.L.C., a Delaware limited liability company ("Waveland"), Patrick J. Haynes, III ("Haynes") and Russell T. Stern, Jr. ("Stern").

         WHEREAS, pursuant to paragraph (k)(1) of Rule 13d-1 promulgated under
Section 13d(1) of the Securities Exchange Act of 1934, as amended (the "Act"), the parties hereto have decided to satisfy their filing obligations under the Act by a single joint filing.

         NOW, THEREFORE, the undersigned do hereby agree as follows:

         1. The Schedule 13D ("Schedule 13D") with respect to Avery Communications, Inc., a Delaware corporation, to which this Agreement is attached as Exhibit 1 is filed on behalf of Thurston Group, Waveland, Haynes and Stern. Waveland, Haynes and Stern hereby authorize Thurston Group to file the
Schedule 13D on their behalf.

         2. Each of Thurston Group, Waveland, Haynes and Stern is responsible for the completeness and accuracy of the information concerning such person or entity contained therein; provided that each person or entity is not responsible for the completeness or accuracy of the information concerning any other person or entity making such filing.

         IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first written above.

                                        THURSTON GROUP, INC.

                                        By:  /s/ Patrick J. Haynes, III
                                             -----------------------------------
                                               Patrick J. Haynes, III
                                               President

                                        WAVELAND, L.L.C.

                                        By:  /s/ Patrick J. Haynes, III
                                             -----------------------------------
                                               Patrick J. Haynes, III
                                               Manager

                                        /s/ Patrick J. Haynes, III
                                        ----------------------------------------
                                        Patrick J. Haynes, III

                                        /s/ Russell T. Stern, Jr.
                                        ----------------------------------------
                                        Russell T. Stern, Jr.